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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135433, 333-108470, 333-91506, 333-90497, and 33-63191), Form S-3 (Nos. 333-114038, 333-98661, 333-56629) and Form S-3/A (No. 333-56629) of our report dated March 3, 2010 except insofar as it relates to the presentation of additional guarantor subsidiaries discussed in Note Q for which the date is November 18, 2010, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 8-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
November 18, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm